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                                                                      EXHIBIT 14



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Proxy Statement/ Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated February 11, 2000, relating to the financial statements and financial highlights of Large Company Growth Portfolio, a series of Scudder Variable Life Investment Fund, appearing in the December 31, 1999 Annual Report to Shareholders, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Auditors" in such Registration Statement. We further consent to the reference to us under the heading "Financial Highlights" in the Prospectus of Scudder Variable Life Investment Fund dated May 1, 2000 and under the heading "Experts" in the Statement of Additional Information of Scudder Variable Life Investment Fund dated May 1, 2000 which are incorporated by reference into the Registration Statement.


PricewaterhouseCoopers LLP
Boston, Massachusetts
December 14, 2000
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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Exhibit C Financial Highlights Table for Kemper Growth Portfolio" and to the incorporation by reference of our report with respect to Kemper Variable Series - Kemper Growth Portfolio dated February 15, 2000 in the Registration Statement (Form N-14) and related Proxy Statement/Prospectus of Kemper Variable Series filed with the Securities and Exchange Commission under the Securities Act of 1933.

                                        ERNST & YOUNG LLP

Chicago, Illinois
December 14, 2000

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